EXHIBIT 99.1

The Joint Corp. Reports Third Quarter 2018 Financial Results

- Increases Annual System-Wide Gross Sales 31%, Compared to Third Quarter 2017 -
- Grows Revenue 23%, Compared to Third Quarter 2017 -
- Sells 60 Franchise Licenses January through September 2018, up from 37 in 2017 -
- Appoints Jake Singleton Chief Financial Officer -

SCOTTSDALE, Ariz., Nov. 08, 2018 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported financial results for the three months ended September 30, 2018.

Third Quarter Highlights: 2018 Compared to 2017

  Increased gross system-wide sales 31%, to $42.2 million.
  Grew system-wide comp sales1 26%.
  Increased revenue 23%, to $8.1 million.
  Reported net loss of $152,000, an improvement of $280,000.
  Posted positive Adjusted EBITDA of $665,000, an improvement of $386,000.

Other Notable Achievements

  Achieved positive Adjusted EBITDA for the fifth consecutive quarter.
  Increased total clinics to 422 as of September 30, 2018: Opened 10 franchised clinics and closed one franchised clinic.
  Sold 26 franchise licenses, increasing the total to 60 as of September 30, compared to 37 licenses for the full year 2017.
  Appointed Jake Singleton as the new Chief Financial Officer. Singleton served as The Joint’s corporate controller for three years, prior to which he worked at Ernst & Young in the Assurance and Capital Markets practices.

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1 Comp sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.

“Our franchised and corporate clinics continue to provide accessible and affordable, quality chiropractic care for pain management and improved health and wellness and once again delivered strong quarterly results,” stated Peter D. Holt, president and chief executive officer of The Joint Corp.  “Strategic execution and increasingly effective marketing have yielded more clinics, more new patients and more visits from existing patients, fueling a 26% increase in same store sales and 23% revenue growth in the third quarter, compared to the same period last year.  We continue to generate cash flow, and our strengthened balance sheet shows our expansion strategy is working.”

Holt continued, “Now, we have entered the fourth quarter, which historically has been the strongest quarter for both gross sales and clinic openings, and we expect the same this year, keeping us on track to achieve our full-year 2018 financial guidance.  Focused on sustainable, long-term expansion, we continue to grow our regional developer (RD) program and reached a count of 20 RDs in early October. RDs are a key growth driver. In the first nine months of 2018, RDs accounted for 83% of our 60 franchise license sales, compared to 49% of 37 in all of 2017. Our augmented foundation of RDs, combined with our efforts to expand our corporate clinics portfolio within clustered locations and to enhance individual clinic performance, is amplifying our growth potential in 2019 and beyond.”

Third Quarter Financial Results: 2018 Compared to 2017

Revenue grew 23% to $8.1 million, compared to $6.5 million in the third quarter of 2017, due primarily to increased sales at company-owned or managed clinics and a greater number of franchised clinics.

Cost of revenue was $1.1 million, up 29% compared to the third quarter of 2017, reflecting higher commissions and royalties paid to regional developers for an increased number of franchised locations opened.

Gross profit was $7.0 million, increasing 22% from $5.7 million in the third quarter of 2017.

Selling and marketing expenses were $1.2 million, or 15% of revenue, compared to $1.2 million, or 18% of revenue, in the third quarter of 2017 reflecting increased leverage with marketing expenses related to the increase in the number of company-owned or managed clinics. General and administrative expenses were $5.2 million, or 65% of revenue, compared to $4.5 million, or 68% of revenue, in the third quarter of 2017. During the third quarter of 2018, management entered into a license agreement with a software-as-a-service IT platform, which will replace the current proprietary IT platform and provide long-term sustainable benefits.  As a result, the company recorded a one-time non-cash loss on impairment of $343,000 related to previously capitalized in-house IT development. Net loss was $152,000, or $0.01 per share, compared to a net loss of $432,000, or $0.03 per share, in the third quarter of 2017.

Adjusted EBITDA was $665,000, an improvement of $386,000 compared to Adjusted EBITDA of $279,000 in the same quarter last year.  The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income (loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity

Cash and cash equivalents were $5.6 million at September 30, 2018, compared to $4.2 million at December 31, 2017, increasing primarily from cash flow from operations. Pursuant to the terms of the company’s credit agreement, during the first quarter of 2017, the company borrowed a required $1.0 million on its line of credit, which remains unused as part of cash and cash equivalents on the balance sheet as of September 30, 2018.

2018 Financial Guidance

Management reaffirmed its full year 2018 financial guidance and franchise opening guidance and narrowed its corporate clinic opening expectations as set forth below:

  Revenue is expected to be between $31 million and $32 million, up from $25.0 million in 2017.
  Adjusted EBITDA income is expected to range between $2.5 million and $3.5 million. The company reported Adjusted EBITDA loss of $(274,000) in 2017.
  Total new clinic openings are expected to be in the range of 40 to 50, representing the originally forecasted new franchised clinics range of 40 to 50 plus the corporate clinic purchased from a franchisee earlier this year that was neutral to the total clinic count.

Conference Call

The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, November 8, 2018, to discuss the third quarter 2018 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931 and referencing conference code 9399566. A live webcast of the conference call will also be available on the investor relations section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through November 15, 2018. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 9399566.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. These are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net loss to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income (loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the United States Securities and Exchange Commission (“SEC”).

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2017.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)

Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With over 400 clinics nationwide and nearly 5 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Florida, Illinois, Kansas, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee and Washington, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Jason Greenwood, The Joint Corp., jason.greenwood@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

-- Financial Tables Follow --

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
ASSETS	(unaudited)	(as adjusted)
Current assets:
Cash and cash equivalents	$5,611,008	$4,216,221
Restricted cash	185,396	103,819
Accounts receivable, net	1,204,957	1,138,380
Notes receivable - current portion	145,677	171,928
Deferred franchise costs - current portion	573,893	498,433
Prepaid expenses and other current assets	702,233	542,342
Total current assets	8,423,164	6,671,123
Property and equipment, net	3,269,739	3,800,466
Notes receivable, net of current portion and reserve	167,466	351,857
Deferred franchise costs, net of current portion	2,668,493	2,312,837
Intangible assets, net	1,765,322	1,760,042
Goodwill	2,916,426	2,916,426
Deposits and other assets	593,009	623,308
Total assets	$19,803,619	$18,436,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$911,618	$1,068,669
Accrued expenses	103,801	86,959
Co-op funds liability	145,766	89,681
Payroll liabilities	1,288,436	867,430
Notes payable - current portion	100,000	100,000
Deferred rent - current portion	143,713	152,198
Deferred franchise revenue - current portion	2,165,112	1,994,182
Deferred revenue from company clinics	1,002,578	867,804
Other current liabilities	327,924	152,534
Total current liabilities	6,188,948	5,379,457
Notes payable, net of current portion	1,000,000	1,000,000
Deferred rent, net of current portion	724,651	802,492
Deferred franchise revenue, net of current portion	10,148,199	9,552,746
Deferred tax liability	-	136,434
Other liabilities	407,028	411,497
Total liabilities	18,468,826	17,282,626
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000
shares authorized, 0 issued and outstanding, as of September 30, 2018,
and December 31, 2017	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,748,678 shares issued and 13,734,008 shares outstanding as of September 30, 2018 and 13,600,338 shares issued and 13,586,254
outstanding as of December 31, 2017	13,749	13,600
Additional paid-in capital	37,997,377	37,229,869
Treasury stock 14,670 shares as of September 30, 2018 and 14,084 shares as of
December 31, 2017, at cost	(90,856)	(86,045)
Accumulated deficit	(36,585,477)	(36,003,991)
Total stockholders' equity	1,334,793	1,153,433
Total liabilities and stockholders' equity	$19,803,619	$18,436,059

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017		2018		2017
		(as adjusted)				(as adjusted)
Revenues:
Revenues and management fees from company clinics	$3,674,704	$2,929,850		$10,352,013		$8,106,121
Royalty fees	2,588,666	1,958,249		7,283,839		5,518,409
Franchise fees	457,516	381,777		1,254,997		1,041,151
Advertising fund revenue	736,987	775,221		2,083,769		1,995,235
Software fees	324,250	290,250		947,635		839,788
Regional developer fees	142,651	99,215		415,075		262,102
Other revenues	137,776	103,336		379,970		282,289
Total revenues	8,062,550	6,537,898		22,717,298		18,045,095
Cost of revenues:
Franchise cost of revenues	1,005,162	735,554		2,855,712		2,071,394
IT cost of revenues	79,545	103,590		252,911		227,903
Total cost of revenues	1,084,707	839,144		3,108,623		2,299,297
Selling and marketing expenses	1,194,595	1,172,559		3,590,562		3,189,489
Depreciation and amortization	389,269	468,800		1,181,661		1,550,013
General and administrative expenses	5,242,026	4,462,922		14,973,261		13,694,691
Total selling, general and administrative expenses	6,825,890	6,104,281		19,745,484		18,434,193
Loss on disposition or impairment	343,255	-		593,960		417,971
Loss from operations	(191,302)	(405,527)		(730,769)		(3,106,366)

Other income (expense):
Bargain purchase gain	-	-		75,264		-
Other income (expense), net	(10,672)	9,907		(33,556)		(33,589)
Total other income (expense)	(10,672)	9,907		41,708		(33,589)

Loss before income tax expense	(201,974)	(395,620)		(689,061)		(3,139,955)

Income tax benefit (expense)	50,171	(36,085)		107,575		(79,277)

Net loss and comprehensive loss	$(151,803)	$(431,705)		$(581,486)		$(3,219,232)

Loss per share:
Basic and diluted loss per share	$(0.01)	$(0.03)		$(0.04)		$(0.24)

Basic and diluted weighted average shares	13,727,712	13,262,032		13,646,599		13,144,764

Non-GAAP Financial Data:
Net loss	$(151,803)	$(431,705)		$(581,486)	#	$(3,219,232)
Net interest	10,672	20,093		32,581		67,944
Depreciation and amoritzation expense	389,269	468,800	-	1,181,661	#	1,550,013
Tax (benefit) expense penalties and interest	(50,171)	36,085		(107,575)	#	79,277
EBITDA	$197,967	$93,273		$525,181		$(1,521,998)
Stock compensation expense	122,777	185,391		469,405		412,512
Acquisition related expenses	701	-		3,950		13,142
Loss on disposition or impairment	343,255	-		593,960		417,971
Bargain Purchase Gain	-	-		(75,264)		-
Adjusted EBITDA	$664,700	$278,664		$1,517,232		$(678,373)

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2018	2017
		(as adjusted)

Net loss	$(581,486)	$(3,219,232)
Adjustments to reconcile net loss to net cash	1,847,452	2,366,723
Changes in operating assets and liabilities	622,447	(740,912)
Net cash provided by (used in) operating activities	1,888,413	(1,593,421)
Net cash used in investing activities	(698,770)	(150,701)
Net cash provided by financing activities	286,721	1,185,982
Net increase (decrease) in cash and restricted cash	$1,476,364	$(558,140)